FS-4
                           King Street Assurance Ltd.
                         Statement of Equity - Unaudited
                       Pro Forma - As of December 31, 1999

Common Stock

Balance at beginning of year                           -
Common stock issued                              120,000
                                        ----------------
Balance at August 31, 1999                       120,000
                                        ================
Additional Paid in Capital

Balance at beginning of year                           -
Common stock issued                              880,000
ECP Interest                                  17,505,000
                                        ----------------
Balance at August 31, 1999                    18,385,000
                                        ================
Retained Earnings

Balance at beginning of year                           -
Net income (loss)                             24,416,750
                                        ----------------
Balance at August 31, 1999                    24,416,750
                                        ================
Total Common Stock Equity                     42,921,750
                                        ================